EXHIBIT 10.1
                                                             ------------

                FORM OF NON-STATUTORY STOCK OPTION AGREEMENT


        THIS NON-STATUTORY STOCK OPTION AGREEMENT ("Agreement") is entered into as of this ___ day of _____, 1998, by and between Telecomm Industries Corp., a Delaware corporation (the "Company"), and Rita Koridek (the "Optionee").

        WHEREAS, the Company has adopted the Telecomm Industries Corp. 1997 Stock Option and Award Plan (as amended from time to time, the "Plan");

        WHEREAS, capitalized terms used herein without definition have the meanings assigned to them in the Plan;

        WHEREAS,these options are not issued pursuant to the Plan, but rather this Agreement;

        WHEREAS, the Optionee is an Officer of the Company;

        WHEREAS, the Optionee has assumed more duties in relation with her promotion to the position as Vice President of Sales;

        WHEREAS, the Company through its Board of Directors has approved the grant to Optionee of Non-Statutory Stock Options to purchase 160,000 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), which grant has, upon the Committee's recommendation, been approved by the Board;

        NOW, THEREFORE, the parties agree as follows:

        1. GRANT OF OPTIONS. The Company hereby grants Non-Statutory Options to purchase up to 160,000 shares of Common Stock (collectively, the "Option Shares") to the Optionee, subject to all of the terms and conditions contained in this Agreement and the Plan.
   The Non-Statutory Options are not "incentive stock options" within the meaning of Section 422 of the Code.

        2. TIMING OF EXERCISE. The Non-Statutory Stock Options are immediately exercisable in full.

        3. EXERCISE PRICE. The exercise price for the Non-Statutory Options shall be $1.06 per Option Share (the "Exercise Price"), and shall be due and payable, in cash, by certified or official bank check, by money order, in shares of Common Stock or, in the sole discretion of the Committee, by personal check in full or partial payment of any Option Shares. The Optionee shall remit the withholding tax, if any, owed by the Optionee under Section 10 below with respect to the exercise of the Non-Statutory Options to the Company along with the Exercise Price.

        4. PROCEDURE FOR EXERCISE. In order to exercise the Non-Statutory Options, the Optionee shall deliver to the Chairman of the Board or Secretary of the Company or such agent as such officers may delegate in their stead, the following: (i) the aggregate Exercise Price and any withholding tax required under Section 10 below; (ii) a completed and executed Exercise of Stock Option in the form attached hereto as Exhibit A; and (iii) if required, the written representation and/or other information described in Section 6 below. The Company shall cause certificates for Option Shares purchased hereunder to be delivered to the Optionee as soon as reasonably practicable thereafter.

        5. EXPIRATION OF OPTIONS. The unexercised portion, if any, of the Non-Statutory Options shall automatically and without notice terminate and become null and void on the earlier of June 5, 2008 or the date determined in accordance with Section 10 of the Plan.

        6.   REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.  The
   Optionee represents and warrants that:

        (a) The Optionee is aware that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Options or the Option Shares.

        (b) The Optionee is aware that the Option Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or the securities or "blue sky" laws of any state or jurisdiction, including any non U.S. jurisdiction (the "Blue Sky Laws"), as of the date of this Agreement, and the Company is under no obligation to cause the Option Shares to be registered under the Act or the Blue Sky Laws; and that in the event that the Option Shares are not registered under the Act or the Blue Sky Laws for any reason at a time when the Optionee desires to exercise all or any part of the Non-Statutory Options, then, in addition to the other terms and conditions of this Agreement, such exercise shall be conditioned upon determination by the Committee that the Option Shares may be issued to the Optionee without registration under the Act or the Blue Sky Laws. The Committee may require the Optionee to deliver to the Company an agreement or undertaking setting forth any factual information that the Committee deems necessary to determine whether the Option Shares may be issued to the Optionee without registration under the Act or the Blue Sky Laws, including, without limitation, a representation and warranty that the Optionee is acquiring the Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any the Option Shares.

        7. NON-REGISTRATION AND LEGEND. Nothing contained in this Agreement shall require the Company to register the Option Shares under the Act or the Blue Sky Laws or to continue any such registration which may be in effect on or after the date of this Agreement. If any such Option Shares are not so registered when issued hereunder, then the certificate(s) for the Option Shares shall bear a legend, in a form satisfactory to the Committee, restricting the transfer of the Option Shares unless such transfer is registered or exempt from registration under the Act or the Blue Sky Laws, and the Option Shares shall not be transferred except in accordance with such legend.

        8. TRANSFERABILITY. The Optionee or any beneficiary thereof shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of the Optionee's or such beneficiary's Non-Statutory Stock Options only as follows: (i) to the spouse or any children or grandchildren of such person that receives Non-Statutory Stock Options under the Plan; (ii) as a charitable contribution or gift to or for the use of any person or entity described in Section 170(c) of the Code; (iii) to any Controlled Entity; or
   (iv) by will or the laws of intestate succession.

        9. RIGHTS PRIOR TO EXERCISE OF OPTION. The Optionee shall not have any rights as a stockholder with respect to any Option Shares subject to the Non-Statutory Options prior to the date on which the Optionee is recorded as the holder of such Option Shares on the records of the Company; provided that the foregoing shall not diminish or affect any rights the Optionee has under the Plan.

        10. TAXES. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the Non-Statutory Options including, but not limited to: (i) reducing the number of Option Shares otherwise deliverable, based upon their fair market value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under this Agreement; (ii) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee; or (iii) requiring the Optionee, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Option Shares.

        11.  GENERAL PROVISIONS.

        (a) The Company shall at all time during the term of the Non-Statutory Options reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement in respect of vested Option Shares, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and shall use its best efforts to comply with all laws and regulations that, in the reasonable opinion of counsel for the Company, are applicable thereto.

        (b) Any notice to be given hereunder by either party to the other shall be in writing and shall be given either by personal delivery, telecopied with confirmed receipt, or sent by certified, registered or express mail, postage pre-paid, or sent by a national next-day delivery service, postage pre-paid, return receipt requested, addressed to the Company, at its headquarters, attention Chief Executive Officer, or the Optionee, at such address as the Company has on record, or such address as the Optionee provides to the Company in writing, and shall be deemed given when so delivered personally, or telecopied, or if mailed, two (2) days after the date of mailing, or if by national next-day delivery service, on the date after delivery.

        (c) The headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

        (d) THE PROVISIONS OF THIS AGREEMENT RELATE SOLELY TO GRANTING OF THE NON-STATUTORY STOCK OPTIONS TO THE OPTIONEE PURSUANT TO THE PLAN AS OF THE DATE HEREOF AND DO NOT ADDRESS OR RELATE TO ANY CONDITIONS OF THE OPTIONEE'S EMPLOYMENT WITH THE COMPANY. NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT OR ENTITLEMENT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY NOR INTERFERE IN ANY WAY WITH THE RIGHT OR POWER OF THE COMPANY TO TERMINATE THE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

        (e) No change or modification of this Agreement shall be valid unless the same is in writing and signed by the Company and the Optionee.

        (f) No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.

        (g) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Nothing in this Agreement is intended, and it shall not be construed, to give any person or entity other than the parties hereto any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

        (h) This Agreement and all rights hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within that State. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall govern, unless the contrary is specifically stated herein.

        (i) This Agreement, the Non-Competition Agreement and the Plan set forth all of the agreements, warranties and representations among the parties hereto and thereto with respect to the Non-Statutory Options and the Option Shares, and there are no other promises, agreements, conditions, understandings, representations or warranties, oral or written, express or implied, among them with respect to the Non-Statutory Options or the Option Shares other than as set forth herein and therein. Any and all prior agreements with respect to the Non-Statutory Options or the Option Shares are hereby revoked.

        (j) This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has executed this Agreement, all as of the date first written above.

                            TELECOMM INDUSTRIES CORP.



                            ____________________________________________
                            By:  James M. Lowery
                            Its: Chairman and Chief Executive Officer



        The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement and accepts the option granted thereunder.


                            _______________________________________
                            Rita Koridek

                                  EXHIBIT A

               FORM OF EXERCISE OF NON-STATUTORY STOCK OPTION



   Telecomm Industries Corp.
   1743 W. Quincy St., Suite 143
   Naperville, Il. 60540

   Attention: Chief Executive Officer

   Gentlemen:

        The undersigned Optionee hereby exercises all or a portion of the Non-Statutory Options granted to him pursuant to the Non-Statutory Stock Option Agreement dated as of __________, _____, between Telecomm Industries, Corp. (the "Company") and the Optionee with respect to __________ shares of Common Stock, par value $0.01 per share, of the Company covered by said Non-Statutory Options, and tenders herewith at the price of $__________ per share, of which $__________ represents payment of the exercise price thereof and $__________ represents payment of any withholding tax due.

        The registered address on the share certificate to be issued to the Optionee should be:_____________________________________________.
   The Optionee's social security number is: _________________________.


                            Optionee:


                            ___________________________________________
                            Signature


                            ___________________________________________
                            Typed or Printed Name


                            ___________________________________________
                            Date of Exercise